Exhibit 14.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Top KingWin Ltd of our report dated April 30, 2024 with respect to our audit of the consolidated financial statements of Top KingWin Ltd as of December 31, 2023 and for the year ended December 31, 2023 appearing in the Annual Report on Form 20-F of Top KingWin Ltd for the year ended December 31, 2023.

Onestop Assurance PAC

Singapore

April 30, 2024

10 Anson Road ● #06-15 International Plaza ●Singapore 079903

Email audit@onestop-ca.com ● www.onestop-ca.com